UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 17, 2015

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐         Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.  Results of Operations and Financial Condition.

Cubic Corporation (the “Company”) has determined that it is unable to file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 by the extended filing deadline of February 17, 2015 provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Company is conducting an investigation with the assistance of Latham & Watkins LLP and Deloitte FAS LLP to review the Company’s controls and procedures in connection with programs that are accounted for under the percentage of completion method.

At this point, we anticipate that the investigation will be completed within 30 days.  Based on the investigation to date, we do not anticipate that it will result in material changes to the Company’s historical financial statements.

The Company’s anticipated results for the quarter ended December 31, 2014 are as reported in the Form 12b-25, filed on February 9, 2015.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including statements related to the timing of the completion of the investigation, the impact of the investigation on the Company’s historical financial statements and the Company’s anticipated results for the quarter ended December 31, 2014.  These forward-looking statements are based upon the Company’s current expectations.  Actual results or outcomes may differ materially from those expressed in any forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties, and other risks detailed in the Company’s filings with the SEC, and investors should not place undue reliance on any forward-looking statements.  In addition, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary